Filed Under Rule 424(b)(2)
                                Registration File No 333-19263

PRICING SUPPLEMENT NO. 3
Dated June 11, 1997 to
Prospectus dated January 6, 1997.

               BALTIMORE GAS AND ELECTRIC COMPANY

                          $200,000,000
                   Medium-Term Notes, Series E
         Due from 1 year to 30 years from Date of Issue
             (Interest Payable May 1 and November 1)

Principal
Amount:                           $25,000,000

Interest
Rate:                                   6.75%

Original
Issue Date:                           6/12/97

Stated
Maturity:                           6/12/2012

Repurchase Dates at the
Option of the Holder:        6/12/2004 @ 100%
                             6/12/2007 @ 100%

Price
to Public:                        $25,000,000

Agent's
Commission:                          $137,500

Net Proceeds
to Company:                       $24,862,500

     This Pricing Supplement relates to our original issuance and sale of the Medium-Term Notes, Series E through Lehman Brothers or Goldman, Sachs & Co., as agents.

      We may issue Medium-Term Notes, Series E under Registration
Statement No. 333-19263 in an aggregate principal amount of up to $200,000,000. To date, including this offering, we have issued
$85,000,000 aggregate principal amount of those Notes.

                                Filed Under Rule 424(b)(2)
                                Registration File No 333-19263


PRICING SUPPLEMENT NO. 4
Dated June 11, 1997 to
Prospectus dated January 6, 1997.

               BALTIMORE GAS AND ELECTRIC COMPANY

                          $200,000,000
                   Medium-Term Notes, Series E
         Due from 1 year to 30 years from Date of Issue
             (Interest Payable May 1 and November 1)

Principal
Amount:                           $25,000,000

Interest
Rate:                                   6.73%

Original
Issue Date:                           6/12/97

Stated
Maturity:                           6/12/2012

Repurchase Dates at the
Option of the Holder:        6/12/2004 @ 100%
                             6/12/2007 @ 100%

Price
to Public:                        $25,000,000

Agent's
Commission:                          $137,500

Net Proceeds
to Company:                       $24,862,500

     This Pricing Supplement relates to our original issuance and sale of the Medium-Term Notes, Series E through Lehman Brothers or Goldman, Sachs & Co., as agents.

      We may issue Medium-Term Notes, Series E under Registration
Statement No. 333-19263 in an aggregate principal amount of up to $200,000,000. To date, including this offering, we have issued
$110,000,000 aggregate principal amount of those Notes.